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                                  EXHIBIT 21.1


     Name of Subsidiary                      Jurisdiction of Incorporation
     ------------------                      -----------------------------

Suiza Dairy Corporation                                Delaware
Suiza Fruit Corporation                                Delaware
Neva Plastics Manufacturing Corp.                      Delaware
Velda Farms, Inc.                                      Delaware
Reddy Ice Corporation                                  Delaware
Suiza Management Corporation                           Delaware
Garrido y Compania, Inc.                               Puerto Rico
Guest Choice, Inc.                                     Delaware
Swiss Dairy Corporation                                Delaware